UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2023 (May 11, 2023)

XAI Octagon Floating Rate & Alternative Income Term Trust

(Exact name of registrant as specified in its charter)

Delaware	811-23247	82-235867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 North Clark Street, Suite 2430, Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

Registrants telephone number, including area code (312) 374-6930

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	XFLT	New York Stock Exchange
6.50% Series 2026 Term Preferred Shares (Liquidation Preference $25.00)	XFLTPRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sale of Equity Securities

As previously disclosed, on June 28, 2022, XAI Octagon Floating Rate & Alternative Income Term Trust (NYSE: XFLT) (the “Trust”) entered into a purchase agreement (as amended from time to time, the “Purchase Agreement”) between the Trust, Eagle Point Credit Management LLC and the purchasers named therein (the “Purchasers”), in connection with the issuance and sale of 400,000 shares of the Trust’s 6.00% Series 2029 Convertible Preferred Shares, liquidation preference of $25.00 (the “Convertible Preferred Shares”), at a price equal to $23.25 per Convertible Preferred Share, in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. In addition, pursuant to the Purchase Agreement, the Purchasers agreed to purchase up to 800,000 additional Convertible Preferred Shares (the “Additional Shares”), at one or more subsequent closings, as determined by the Trust in its discretion, on or before December 31, 2023.

On May 2, 2023, the holders of the Convertible Preferred Shares elected to convert all of the then outstanding Convertible Preferred Shares into common shares of beneficial interest of the Trust, par value of $0.01 per share (“Common Shares”). Accordingly, pursuant to the terms of the Convertible Preferred Shares, the Trust issued to such holders 543,657 Common Shares in the aggregate at a conversion price of $6.44 per Common Share, effective as of May 3, 2023.

On May 11, 2023, the Trust issued and sold to the Purchasers 400,000 Additional Shares in a subsequent closing. The Trust received net proceeds (before expenses) of approximately $9.3 million.

Immediately after giving effect to the issuance and sale of Additional Shares on May 11, 2023, the Trust has issued and outstanding 38,491,277 Common Shares and 400,000 Convertible Preferred Shares.

For a description of the Convertible Preferred Shares see the Trust’s Form 8-K filed on June 29, 2022 and the full text of the Statement of Preferences, filed therewith as Exhibit 3.1. A copy of the Purchase Agreement was filed as Exhibit 10.1 to the Trust’s Form 8-K filed on June 29, 2022 and an Amendment to the Purchase Agreement, dated February 23, 2023, was filed as Exhibit 10.1 to the Trust’s Form 8-K filed on February 27, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XAI OCTAGON FLOATING RATE & ALTERNATIVE INCOME TERM TRUST

Date: May 11, 2023	By:	/s/ Benjamin D. McCulloch
	Name:	Benjamin D. McCulloch
	Title:	Secretary and Chief Legal Officer